Exhibit 99.1

NEWS RELEASE

Visteon Announces Third-Quarter 2018 Results

•	Sales of $681 million

•	Net income of $21 million

•	Adjusted EBITDA of $71 million

•	Awarded $5.4 billion in new business year to date – up 17 percent year-over-year; nearly two-thirds associated with next-generation cockpit technologies

VAN BUREN TOWNSHIP, Mich., Oct. 25, 2018 — Visteon Corporation (NASDAQ: VC) today announced third-quarter 2018 results, reporting sales of $681 million, compared with $765 million in the third quarter of 2017. Third-quarter net income attributable to Visteon was $21 million or $0.71 per diluted share for 2018, compared with $43 million or $1.35 per diluted share in 2017.

Adjusted EBITDA, a non-GAAP financial measure as defined below, was $71 million for the third quarter, compared with $83 million in the same period last year. Adjusted net income, a non-GAAP financial measure as defined below, was $33 million for the third quarter or $1.12 per diluted share, compared with $45 million or $1.42 per diluted share in the third quarter of 2017.

Global vehicle manufacturers awarded Visteon new business of $5.4 billion year-to-date through Sept. 30, 2018.

“The third quarter was very challenging, as vehicle production volumes were impacted in virtually every region,” said Visteon President and CEO Sachin Lawande. “Our new business wins remain strong, driven by our new technologies and products that address emerging trends in the industry. Despite near-term headwinds, we remain confident about our long-term growth.”

Third Quarter in Review

Sales totaled $681 million and $765 million during the third quarters of 2018 and 2017, respectively. On a regional basis, in the third quarter of 2018, Asia accounted for 42 percent of sales, Europe 32 percent, and the Americas 26 percent.

Gross margin for the third quarter of 2018 and 2017 was $82 million and $114 million, respectively. Adjusted EBITDA was $71 million for the third quarter of 2018, compared with $83 million for the same quarter last year. Adjusted EBITDA margin was 10.4 percent for the third quarter of 2018, 40 basis points lower than the prior year.

For the third quarter of 2018, net income was $21 million or $0.71 per diluted share, compared with $43 million or $1.35 per diluted share for the same period in 2017. Adjusted net income, which excludes restructuring charges and discontinued operations, was $33 million or $1.12 per diluted share for the third quarter of 2018, compared with $45 million or $1.42 per diluted share for the same period in 2017.

Cash and Debt Balances

Visteon’s balance sheet remains strong with total cash of $442 million as of Sept. 30, 2018. Total debt as of Sept. 30, 2018, was $380 million.

For the third quarter of 2018, cash used by operations was $19 million, and capital expenditures were $27 million. Year-to-date cash from operations was $107 million, and capital expenditures were $96 million. Total Visteon adjusted free cash flow, a non-GAAP financial measure as defined below, for the third quarter and first nine months of the year was $42 million and $35 million, respectively.

Share Repurchases

During the first nine months of the year, the company repurchased $250 million of shares, and as of Sept. 30, 2018, had 29.1 million of diluted shares of common stock outstanding.

Visteon is authorized to purchase an additional $450 million of shares through Dec. 31, 2020, under the Board of Directors’ Jan. 15, 2018, resolution.

Full-Year 2018 Outlook

Visteon updated its full-year 2018 guidance, with sales in the range of $2.95 billion to $3.00 billion, adjusted EBITDA in the range of $315 million to $335 million, and adjusted free cash flow in the range of $80 million to $100 million.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics products and connected car solutions for most of the world’s major vehicle manufacturers. Visteon is a leading provider of instrument clusters, head-up displays, information displays, infotainment, audio systems, SmartCore™ cockpit domain controllers, vehicle connectivity, and the DriveCore™ autonomous driving platform. Visteon also supplies embedded multimedia and smartphone connectivity software solutions to the global automotive industry. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of $3.15 billion in 2017. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Oct. 25, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196

Outside U.S./Canada: 970-297-2404

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the investors section of Visteon’s website. A news release on Visteon’s second-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 7577718. The phone replay will be available for one week following the conference call.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2018. New business wins, rewins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for 2018 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Follow Visteon:

Contacts:

Media:

Jim Fisher

734-710-5557

734-417-6184 – mobile

jfishe89@visteon.com

Investors:

Kris Doyle

734-710-7893

kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
Sales	$681	$765	$2,253	$2,349
Cost of sales	(599)	(651)	(1,938)	(1,995)

Gross margin	82	114	315	354
Selling, general and administrative expenses	(40)	(55)	(139)	(161)
Restructuring expense	(18)	(6)	(28)	(10)
Interest expense, net	(2)	(3)	(6)	(12)
Equity in net income of non-consolidated affiliates	3	1	10	6
Other income, net	7	4	17	11

Income before income taxes	32	55	169	188
Provision for income taxes	(9)	(8)	(42)	(34)

Net income from continuing operations	23	47	127	154
Income from discontinued operations, net of tax	1	—	2	8

Net income	24	47	129	162
Net income attributable to non-controlling interests	(3)	(4)	(8)	(11)

Net income attributable to Visteon Corporation	$21	$43	$121	$151

Earnings per share data:
Basic earnings per share
Continuing operations	$0.68	$1.38	$3.99	$4.50
Discontinued operations	0.03	—	0.07	0.25

Basic earnings per share attributable to Visteon Corporation	$0.71	$1.38	$4.06	$4.75

Diluted earnings per share
Continuing operations	$0.68	$1.35	$3.95	$4.43
Discontinued operations	0.03	—	0.07	0.25

Diluted earnings per share attributable to Visteon Corporation	$0.71	$1.35	$4.02	$4.68

Average shares outstanding (in millions)
Basic	29.3	31.2	29.8	31.8
Diluted	29.5	31.8	30.1	32.3
Comprehensive income:
Comprehensive income	$8	$59	$91	$205
Comprehensive income attributable to Visteon Corporation	$8	$53	$87	$190

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

(Unaudited)

	September 30	December 31
	2018	2017
ASSETS
Cash and equivalents	$439	$706
Restricted cash	3	3
Accounts receivable, net	448	530
Inventories, net	222	189
Other current assets	192	175

Total current assets	1,304	1,603
Property and equipment, net	384	377
Intangible assets, net	130	132
Investments in non-consolidated affiliates	39	41
Other non-current assets	141	151

Total assets	$1,998	$2,304

LIABILITIES AND EQUITY
Short-term debt, including current portion of long-term debt	$32	$46
Accounts payable	432	470
Accrued employee liabilities	65	105
Other current liabilities	166	180

Total current liabilities	695	801
Long-term debt	348	347
Employee benefits	256	277
Deferred tax liabilities	22	23
Other non-current liabilities	86	95
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,331	1,339
Retained earnings	1,566	1,445
Accumulated other comprehensive loss	(208)	(174)
Treasury stock	(2,214)	(1,974)

Total Visteon Corporation stockholders’ equity	476	637
Non-controlling interests	115	124

Total equity	591	761

Total liabilities and equity	$1,998	$2,304

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
OPERATING
Net income	$24	$47	$129	$162
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	22	21	67	62
Equity in net income of non-consolidated affiliates, net of dividends remitted	(3)	(1)	(10)	(6)
Non-cash stock-based compensation	4	3	4	9
Transaction gains	(5)	(2)	(8)	(11)
Other non-cash items	—	(1)	2	2
Changes in assets and liabilities:
Accounts receivable	(3)	21	82	29
Inventories	(24)	(7)	(38)	(15)
Accounts payable	(9)	(19)	(17)	(39)
Other assets and other liabilities	(25)	(18)	(104)	(64)

Net cash (used by) provided from operating activities	(19)	44	107	129
INVESTING
Capital expenditures, including intangibles	(27)	(22)	(96)	(69)
Acquisition of businesses, net of cash acquired	16	—	16	(47)
Proceeds from asset sales and business divestitures	—	2	—	15
Settlement of net investment hedge	—	—	—	5
Other	10	1	13	1

Net cash used by investing activities	(1)	(19)	(67)	(95)
FINANCING
Short-term debt, net	3	1	(13)	8
Principal payments on debt	—	—	—	(2)
Distribution payments	—	—	(14)	(1)
Repurchase of common stock	(50)	(10)	(250)	(170)
Dividends paid to non-controlling interests	(11)	(18)	(12)	(29)
Stock based compensation tax-withholding payments	(3)	—	(7)	(1)
Other	—	(1)	2	(3)

Net cash used by financing activities	(61)	(28)	(294)	(198)
Effect of exchange rate changes on cash	(5)	4	(13)	17

Net (decrease) increase in cash	(86)	1	(267)	(147)
Cash, cash equivalents, and restricted cash at beginning of period	528	734	709	882

Cash, cash equivalents, and restricted cash at end of period	$442	$735	$442	$735

The Company has combined cash flows from discontinued operations with cash flows from continuing operations within the operating and investing categories. 2017 cash flow statement recast for adoption of Accounting Standards Update No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.”

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, Dollars in Millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, equity in net income of non-consolidated affiliates, loss on divestiture, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30		September 30		Full Year
Visteon:	2018	2017	2018	2017	2018
Net income attributable to Visteon	$71	$43	$121	$151	$141 - $161
Depreciation and amortization	22	21	67	62	90
Restructuring expense	18	6	28	10	30
Interest expense, net	2	3	6	12	8
Equity in net income of non-consolidated affiliates	(3)	(1)	(10)	(6)	(13)
Provision for income taxes	9	8	42	34	50
Income from discontinued operations, net of tax	(1)	—	(2)	(8)	(2)
Net income attributable to non-controlling interests	3	4	8	11	11
Non-cash, stock-based compensation	4	3	4	9	8
Other	(4)	(4)	(8)	(7)	(8)

Adjusted EBITDA	$21	$83	$256	$268	$315 - $335

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) because the Company’s credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company’s liquidity that management believes are useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, as further adjusted for restructuring and transformation-related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30		September 30		Full Year
Total Visteon:	2018	2017	2018	2017	2018
Cash (used by) provided from operating activities	$(19)	$44	$107	$129	$165 - $180
Capital expenditures, including intangibles	(27)	(22)	(96)	(69)	(120 - 110)

Free cash flow	$(46)	$22	$11	$60	$45 - $70
Restructuring/transformation-related payments	4	10	24	28	35 - 30

Adjusted free cash flow	$(42)	$32	$35	$88	$80 - $100

Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company’s profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations and related tax effects and other gains and losses not reflective of the Company’s ongoing operations. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30		Nine Months Ended September 30
Net income attributable to Visteon:	2018	2017	2018	2017
Electronics	$20	$43	$119	$143
Discontinued operations	1	—	2	8

Net income attributable to Visteon	$21	$43	$121	$151

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Electronics	Discontinued Operations	Total Visteon	Electronics	Discontinued Operations	Total Visteon
Diluted earnings per share:
Net income attributable to Visteon	$20	$1	$21	$119	$2	$121
Average shares outstanding, diluted (in millions)	29.5	29.5	29.5	30.1	30.1	30.1

Diluted earnings per share	$0.68	$0.03	$0.71	$3.95	$0.07	$4.02
Adjusted earnings per share:
Net income attributable to Visteon	$20	$1	$21	$119	$2	$121
Restructuring expense	18	—	18	28	—	28
Other	(5)	—	(5)	(9)	—	(9)
Income from discontinued operations, net of tax	—	(1)	(1)	—	(2)	(2)

Adjusted net income *	$33	$—	$33	$138	$—	$138
Average shares outstanding, diluted (in millions)	29.5	29.5	29.5	30.1	30.1	30.1

Adjusted earnings per share	$1.12	$—	$1.12	$4.58	$—	$4.58

*	Tax impacts of approximately $1M.

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Electronics	Discontinued Operations	Total Visteon	Electronics	Discontinued Operations	Total Visteon
Diluted earnings per share:
Net income attributable to Visteon	$43	$—	$43	$143	$8	$151
Average shares outstanding, diluted (in millions)	31.8	—	31.8	32.3	32.3	32.3

Diluted earnings per share	$1.35	$—	$1.35	$4.43	$0.25	$4.68
Adjusted earnings per share:
Net income attributable to Visteon	$43	$—	$43	$143	$8	$151
Restructuring expense	6	—	6	10	—	10
Other	(4)	—	(4)	(7)	—	(7)
Income from discontinued operations, net of tax	—	—	—	—	(8)	(8)

Adjusted net income *	$45	$—	$45	$146	$—	$146
Average shares outstanding, diluted (in millions)	31.8	—	31.8	32.3	32.3	32.3

Adjusted earnings per share	$1.42	$—	$1.42	$4.52	$—	$4.52

*	Tax impacts of adjustments less than $1M.

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for planning and forecasting future periods.